UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 6, 2023
Date of Report (date of earliest event reported)
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The Oncology Institute, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39248 (Commission File Number)	84-3562323 (I.R.S. Employer Identification Number)
18000 Studebaker Rd, Suite 800 Cerritos, California 90703
(Address of principal executive offices and zip code)
(562) 735-3226
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	TOI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On September 5, 2023, The Oncology Institute, Inc., a Delaware corporation (the “Company”), appointed Jeremy N. Castle to replace Matthew Miller, MD as the Company’s Chief Operations Officer. Dr. Miller’s separation from the Company was effective June 16, 2023, as previously disclosed in that certain Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2023.

Jeremy N. Castle, age 40, has worked in the healthcare industry for over 15 years in operations, business development, sales, and executive leadership, primarily in the Phoenix, Arizona region. Prior to joining the Company, he served as Vice President of Operations of OneOncology, headquartered in Nashville, Tennessee, from January 2022 until August 2023. From March 2020 to December 2021, he served as Chief Operating Officer of Arizona Urology Specialists, United Urology Group. Prior to that, he was Executive Director of The US Oncology Network, a position he held from January 2019 to March 2020. He served as Regional Director of Operations of Panoramic Health from June 2018 to December 2019 and as Director of Operations of Ironwood Physicians, PC from October 2014 to June 2018. He also held various leadership roles with California Cancer Associates and Global Nephrology Solutions. His areas of expertise include leading development and integration of long-term growth initiatives, engaging critical stakeholders, forging strategic partnerships, recruiting and retention, risk management, facility accreditation and regulatory compliance, new process implementation, change management, contract negotiations, and human resources management. He holds a Bachelor of Science Degree in Business Administration – Business Management/Finance from the University of Arizona and a Master of Business Administration – Finance from the University of Arizona, Eller College of Management.

In connection with commencement of employment, the Company expects to enter into an employment agreement (the “Employment Agreement”) with Mr. Castle. Pursuant to the Employment Agreement, Mr. Castle’s initial annual base salary will be $375,000, and his target annual bonus will be 40% of his base salary, with his actual bonus to be determined under the Company’s applicable bonus plan and will be based upon achievement of mutually agreed performance objectives. Mr. Castle will also be entitled to participate in the Company’s employee and executive benefit plans and programs. The Employment Agreement also provides for payment of a $50,000 signing/relocation bonus.

The Employment Agreement will have a three-year initial term with additional one-year automatic extensions thereafter. In the event that Mr. Castle is terminated by us without “cause” or by the executive with “good reason” (each as defined in the Employment Agreement), then he will be eligible for salary continuation for three months and payments or reimbursements for the cost of COBRA premiums for the three-month severance period, subject to execution of a general release of claims. Mr. Castle will be subject to certain post-employment obligations, including a post-employment non-solicitation of employees covenant, confidentiality obligations and indefinite non-disparagement obligations.
Mr. Castle has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director of executive officer of the Company. Mr. Castle is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2023, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2023

The Oncology Institute, Inc.

By:	/s/ Mihir Shah
Name:	Mihir Shah
Title:	Chief Financial Officer